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                                                                   EXHIBIT 23.5

[FURMAN SELZ LLC LETTERHEAD]







                          CONSENT OF INVESTMENT BANKER

We consent to the inclusion in the registration statement on Form S-4 of AmVestors Financial Corporation/Financial Benefit Group, Inc. and the related prospectus/joint proxy statement which is a part thereof of our opinion dated the date of the registration statement included as Appendix II thereto and the references to our firm in the Prospectus/Joint Proxy Statement.

In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       /s/ Furman Selz LLC
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                                       FURMAN SELZ LLC